Exhibit 99.9

EXECUTION COPY

AMENDMENT TO

AGREEMENT OF GRANT

WHEREAS, XTO Energy Inc., a Delaware Corporation (the “Company”) and Louis G. Baldwin (the “Executive”) entered into an Agreement of Grant, dated as of November 18, 2008 (the “Agreement”);

WHEREAS, the Company, Exxon Mobil Corporation, a New Jersey corporation (“Parent”) and ExxonMobil Investment Corporation, a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the 13th day of December, 2009 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and, as a result of which, the Company will become a wholly-owned subsidiary of Parent;

WHEREAS, as a material incentive for Parent and Company to execute the Merger Agreement, and subject to the consummation of the Merger, the Company, Parent and the Executive have entered into a Consulting Agreement dated as of the 13th day of December, 2009 (the “Consulting Agreement”);

WHEREAS, pursuant to Section 4.2 of the Agreement, the Agreement may be amended by mutual written agreement signed by the Company and the Executive (the “Parties”); and

WHEREAS, the Parties desire to amend certain provisions in the Agreement as hereinafter set forth in this Amendment to the Agreement in order to conform this Agreement to the terms of the Consulting Agreement (this “Amendment”).

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Parties agree as follows:

1. Section 2.1 is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, in connection with the consummation of the transaction (the “Stock Transaction”) described in the Agreement and Plan of Merger, dated as of the 13th day of December, 2009, by and among the Company, Exxon Mobil Corporation (“Exxon”) and ExxonMobil Investment Corporation (the “Merger Agreement”), the Company will issue to the Executive 166,667 shares of Common Stock (the “Section 2.1 Share Amount”), in lieu of the cash payment described in the preceding sentence, immediately prior to the consummation of the Stock Transaction (the “Closing Date”).”

2. Section 2.4 is hereby amended and restated to read in its entirety as follows:

“Notwithstanding Section 2.1 or anything else to the contrary, if in connection with the Stock Transaction the sum of (1) the Fair Market Value as of the Closing Date of the Section 2.1 Share Amount, (2) the Fair Market Value as of the Closing Date of those performance shares granted to Executive which will vest as of the Closing Date, and (3) the intrinsic value of the unvested options to acquire the Company’s common stock granted to Executive which will vest as of the Closing Date (i.e., the excess of the value, determined as provided above, of the shares of Common Stock underlying such unvested options over the aggregate exercise price of such options) exceeds 270% (the “Limitation Amount”) of

Executive’s “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), as mutually determined in good faith prior to the Closing Date by the Company and Exxon consistent with information provided by the Company to Exxon prior to the execution of the Merger Agreement, the number of shares of Common Stock that shall be issued to the Executive under Section 2.1 shall be limited, to the minimum extent necessary, to a number of shares, if any, having a Fair Market Value as of the Closing Date which when added to the value of the items described in clauses (2) and (3) above is less than or equal to the Limitation Amount.”

3. This Amendment shall be governed by and construed under the laws of the State of Texas.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5. Except as amended hereby, the Agreement shall remain in full effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement of Grant to be executed and delivered on December 13, 2009, to be effective immediately.

XTO ENERGY INC.

By:	/s/ Vaughn O. Vennerberg, II
Name: Vaughn O. Vennerberg, II
Title: President

EXECUTIVE

/s/ Louis G. Baldwin
Louis G. Baldwin